October 1, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Attn: Document Control

Re: American Depositary Shares Evidenced
by American Depositary Receipts for
Common Shares of the par value of 2.50
Euros  each of Coca-Cola Hellenic Bottling
Company S.A., (Form F-6 File No. 333-
99779)

Dear Sirs:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
depositary for securities against which
American Depositary Receipts are to be
issued, we enclose a copy of the revised prospectus (the "Prospectus") for Coca-Cola
Hellenic Bottling Company S.A. As
required by Rule 424(e) the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Coca-Cola Hellenic
Bottling Company S.A.

Due to the par value change of Coca-Cola
Hellenic Bottling Company S.A., the
Prospectus has been revised to reflect the new par value which states that:

"EFFECTIVE SEPTEMBER 26, 2003
COCA-COLA HELLENIC BOTTLING
COMPANY S.A. HAS CHANGED THE
PAR VALUE Of ITS ORDINARY
SHARES FROM 0.31 EUROS EACH TO
2.50 EUROS EACH."

Please contact me with any questions or
comments on 212-815-3503.

/s/SLAWEK SOLTOWSKI
Slawek Soltowski
Assistant Vice President

Encl.

cc:	Paul Dudek, Esq.
	(Office of International
Corporate Finance)